Exhibit 99.1

DIH Appoints Sheltering Arms Institute as a DIH Center of Excellence

Norwell, MA, and Richmond, VA – December 16, 2024 DIH Holding US, Inc. ("DIH")(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the designation of Sheltering Arms Institute, a collaboration with VCU Health, as DIH Center of Excellence. By partnering with Sheltering Arms Institute, DIH continues to build a strong presence among top-tier healthcare providers dedicated to enhancing patient recovery journeys through innovation-driven care solutions.

The DIH Center of Excellence program recognizes strategic partners that showcase best practices in rehabilitation robotics while demonstrating how DIH therapy solutions contribute to successful patient outcomes. These Centers also contribute to the development of advanced rehabilitation technologies.

Located in Richmond, Virginia, Sheltering Arms Institute has been at the forefront of integrating cutting-edge technology with comprehensive physical rehabilitative care. Known for its dedication to helping patients regain mobility and independence through evidence-based care, the Institute employs DIH's Total Solution, including Erigo®Pro, Lokomat®Pro, Andago V2.0®, RYSEN, C-Mill VR+, Armeo®Power and Armeo®Spring. This combination allows Sheltering Arms Institute to provide highly personalized care plans that cater to individual patient needs and ability levels.

"This recognition is a testament to the dedication and expertise demonstrated by Sheltering Arms Institute," said Dr. Patrick Bruno, Chief Market Officer at DIH. "Their commitment to integrating advanced technology into their rehabilitation programs sets a benchmark for excellence that aligns with our mission to advance patient care. The newly appointed Center of Excellence will play a pivotal role in the ongoing development and implementation of advanced rehabilitation technologies in North America."

Alan Lombardo, CEO of Sheltering Arms Institute, commented on the recognition, "Being designated as a DIH Center of Excellence reaffirms our commitment to integrating innovative technology into our physical rehabilitation programs. Our collaboration with DIH will further empower us to deliver superior care and propel our vision to reinvent rehabilitation for life beyond limits, helping our patients achieve their best outcomes"

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

About Sheltering Arms Institute

Sheltering Arms Institute, located in Richmond, Virginia, is non-profit, state-of-the-art physical rehabilitation hospital and network of outpatient centers that has become synonymous with excellence in patient-centered care. Ranked the #1 physical rehabilitation hospital in Virginia and #19 in the nation by U.S. News & World Report, the Institute brings together the brand and clinical reputation of Sheltering Arms and the nationally ranked programs and research of VCU Health through a joint venture. With a focus on innovative treatment methodologies and cutting-edge technology, the Institute offers comprehensive rehabilitative services aimed at restoring function and improving quality of life for individuals recovering from strokes, spinal cord injuries, traumatic brain injuries, and other neurological and orthopedic conditions. For more information, please visit ShelteringArmsInstitute.com.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Greg Chodaczek

Investor.relations@dih.com